AMENDMENT TO SHARE EXCHANGE AGREEMENT

This first Amendment (the “Amendment”), dated August 4, 2019, to the SHARE EXCHANGE AGREEMENT (the “Agreement”) dated May 16, 2019 (the “Effective Date”) between TraqIQ, Inc., a California corporation (“TRAQIQ”), on the one hand, and Mann-India Technologies Private Ltd., an Indian corporation (“Mann”), and the holders of ordinary common shares of Mann (each an “Mann Stockholder” and collectively the “Mann Stockholders”), on the other hand, hereby amends Section 1.1.a (i) to correct and error in the number of shares issuable under the exercise of the Warrants as set forth in the Agreement.

WHEREAS, Article I – Exchange of Shares, Section 1.1.a.(i) incorrectly stated the number of TRAQIQ MANN SHARES issuable to Mann Stockholders upon the exercise of the Warrants at the closing as 36,912 rather than 100,771; and

WHEREAS, Article I – Exchange of Shares, Section 1.1.a.(i) incorrectly stated the balance of the TRAQIQ MANN SHARES after the Closing at 1,236,501 rather than 1,228,501; and

WHEREAS, the parties desire to and believe it is in their best interest to execute this Amendment to correct the above errors to Section 1.1.a(i);

NOW, THEREFORE, in consideration of the premises and the mutual terms, conditions and other agreements set forth herein, intending to be legally bound, the parties agree as follows:

Article I – Exchange of Share, Section 1.1.a.(i) set forth below is hereby amended to correct the error in the number of shares issuable under the exercise of the warrants and replaces the equivalent section in the Agreement. Except as set forth below, all the other provisions of the Agreement remain the same and apply to this Amendment.

(i) The total number of TRAQIQ MANN SHARES that TRAQIQ will issue upon the exercise of the Warrants will be 1,329,272 valued at $486,912, or $0.3663 per share, of which 100,771 shares, valued at $36,912, will be exercisable at the Closing and the balance of 1,228,501, valued at $450,000, will be exercisable as follows: (i) 859,951, value at $315,000, one (1) year after the Closing (the “Year 1 Warrants”); and (ii) 368,550, value at $135,000, two (2) years after the Closing (the “Year 2 Warrants”). The Mann Stockholders ability to exercise the Year 1 Warrants and Year 2 Warrants will be conditioned upon MANN achieving a target revenue of U.S. $1.1 million and a pre-tax profit of 25% of the MANN Target. If MANN achieves the MANN Target in 2019, then the Mann Stockholders can exercise the Year 1 Warrants and, if MANN achieves the MANN Target in 2020, then the Mann Stockholders will be able to exercise the Year 2 Warrants. In the event that MANN does not achieve the MANN Target in either 2019 or 2020, then the Year 1 Warrants and the Year 2 Warrants will be proportionately reduced.

[Signatures’ Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of the date first above written.

TRAQIQ, INC.

By:	/s/ Ajay Sikka
Ajay Sikka
Its:	Chief Executive Officer

MANN-INDIA TECHNOLOGIES PRIVATE LTD.

By:	/s/ Lathika Renunathan
Lathika Regunathan
Its:	Chief Executive Officer

[MANN Stockholder signatures on next page]

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MANN STOCKHOLDERS

SUSHIL CHAUDHARY

By:	/s/ Sushil Chaudhary
Sushil Chaudhary

ROOPAM SHYAM

By:	/s/ Roopam Shyam
Roopam Shyam

NOOR QAZI

By:	/s/ Noor Qazi
Noor Qazi

LATHIKA REGUNATHAN

By:	/s/ Lathika Regunathan
Lathika Regunathan

YUKTI SECURITIES PVT LTD

By:	/s/ Rohitasava Chand
Rohitasava Chand

ROHITASAVA CHAND

By:	/s/ Rohitasava Chand
Rohitasava Chand

SUMER CHAND & CO. (P) LIMITED

By:	/s/ Rohitasava Chand
Rohitasava Chand

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